SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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SIMMONS FIRST NATIONAL CORPORATION (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SIMMONS FIRST NATIONAL CORPORATION

March 11, 2005

Dear Shareholder:

It is our pleasure to enclose the 2004 annual report, which profiles the growth and earnings performance of your company.

Our annual shareholders’ meeting will be held on the evening of Tuesday, April 12, 2005 at the Pine Bluff Convention Center. As is our custom, you and your spouse, or guest, are cordially invited to join us for dinner, which will be served at 6:30 p.m. The business meeting will follow at approximately 7:30 p.m.

This year, you will find your dinner reservation card located inside the annual report. Please fill this out and return at your earliest convenience.

We thank you again for your support, and we look forward to seeing you April 12.

Sincerely,

/s/ J. Thomas May

J. Thomas May
Chairman, President and Chief Executive Officer

JTM/sm

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

                NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, at 7:15 P.M., on Tuesday, April 12, 2005 for the following purposes:

1.	To fix at 7 the number of directors to be elected at the meeting;

2.	To elect 7 persons as directors to serve until the next annual shareholders’ meeting and until their successors have been duly elected and qualified; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                Only shareholders of record at the close of business on February 4, 2005, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 11, 2005

ANNUAL MEETING OF SHAREHOLDERS

SIMMONS FIRST NATIONAL CORPORATION
P. O. Box 7009
Pine Bluff, Arkansas 71611

PROXY STATEMENT
Meeting to be held on April 12, 2005
Proxy and Proxy Statement furnished on or about March 11, 2005

                The enclosed proxy is solicited on behalf of the Board of Directors of Simmons First National Corporation (the “Company”) for use at the annual meeting of the shareholders of the Company to be held on Tuesday, April 12, 2005, at 7:15 p.m., at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, or at any adjournment or adjournments thereof. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice.

REVOCABILITY OF PROXY

                Any shareholder giving a proxy has the power to revoke it at any time before it is voted.

COSTS AND METHOD OF SOLICITATION

                The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

OUTSTANDING SECURITIES AND VOTING RIGHTS

                At the meeting, holders of the $0.01 par value Class A common stock (the “Common Stock”) of the Company, the only class of stock of the Company outstanding, will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on February 4, 2005. On that date, the Company had outstanding 14,372,008 shares of the Common Stock; 2,033,874 of such shares were held by Simmons First Trust Company (“SFTC”), in a fiduciary capacity, of which 150,789 shares will not be voted at the meeting. Hence, 14,221,219 shares will be deemed outstanding and entitled to vote at the meeting.

                All actions requiring a vote of the shareholders must be taken at a meeting in which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each proposal subject to a shareholder vote, other than the election of directors, approval requires that the votes cast for the proposal exceed the votes cast against it. The election of directors will be approved, if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by SFTC.

                With respect to the election of directors, a shareholder may withhold authority to vote for all nominees by checking the box “withhold authority for all nominees” on the enclosed proxy or may withhold authority to vote for any nominee or nominees by checking the box “withhold authority for certain nominees” and lining through the name of such nominee or nominees for whom the authority to vote is withheld as it appears on the enclosed proxy. The enclosed proxy also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

                An abstention or a broker non-vote, (i.e., when a shareholder does not grant his or her broker authority to vote his or her shares on non-routine matters) will have no effect on any item to be voted upon by the shareholders.

                In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such proposals. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board of Directors has no knowledge of any such other matter which will come before the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary Compensation Table and by all Directors and Executive Officers as a group.

Name and Address of Beneficial Owner	Shares Owned Beneficially [a]	Percent of Class

Simmons First National Corporation
Employee Stock Ownership Trust [b]	1,249,753	8.70%
501 Main Street
Pine Bluff, AR 71601
Barry L. Crow [c]	75,156	*
Robert A. Fehlman [d]	20,192	*
J. Thomas May [e]	328,812	2.29%
Tommie Jones [f]	22,301	*
All directors and officers as a group (11 persons)	614,231	4.27%
_________________________
* The shares beneficially owned represent less than 1% of the outstanding common shares.

                [a]  Under the applicable rules, “beneficial ownership” of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

                [b]  The Simmons First National Corporation Employee Stock Ownership Plan (“ESOP”) purchases, holds and disposes of shares of the Company’s stock. The Nominating, Compensation and Corporate Governance Committee and the Chief Executive Officer pursuant to delegation of authority from the Committee directs the trustees of the ESOP trust concerning when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the ESOP. Shares held by the ESOP may be voted only in accordance with the written instructions of the plan participants, who are all employees or former employees of the Company and its subsidiaries.

                [c]  Mr. Crow owned of record 20,292 shares; 25,474 shares were held in his fully vested account in the ESOP; 4,368 shares were held in his IRA account; 2,476 were held jointly with his wife; 2,546 shares were held in a trust created by his wife; 600 shares were held in his wife’s IRA and 19,400 shares were deemed held through exercisable incentive stock options.

                [d]  Mr. Fehlman owned of record 1,836 shares; 3,356 shares were held in his fully vested account in the ESOP and 15,000 shares were deemed held through exercisable incentive stock options.

                [e]  Mr. May owned of record 115,419 shares; 18,506 shares were held in his IRA account; 972 shares were owned by his wife; 465 shares were owned by his stepchildren; 15,450 shares were held in his fully vested account in the ESOP; and 178,000 shares were deemed held through exercisable stock options.

                [f]  Ms. Jones owned of record 3,755 shares; 36 shares were owned jointly with her spouse; 6,430 shares were held in her fully vested account in the ESOP and 12,080 shares were deemed held through exercisable incentive stock options.

ELECTION OF DIRECTORS

                The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at seven (7) and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on April 12, 2005, or such other date upon which a successor

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is duly elected and qualified. The Board has determined that each of the nominees for director, except J. Thomas May, satisfy the requirements to be an independent director as set forth in listing standards of NASDAQ.

                The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

                The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:

Name	Age	Principal Occupation [a]	Director Since	Shares Owned [b]	Percent of Class

William E. Clark	61	Chairman and Chief Executive	2001	1,600 [c]	*
		Officer, CDI Contractors, LLC
		(Construction); President, Bragg’s
		Electric Construction Company

Steven A. Cosse’	57	Executive Vice President	2004	832 [d]	*
		and General Counsel,
		Murphy Oil Corporation

Lara F. Hutt, III	69	President, Hutt Building	1995 [e]	74,508 [f]	*
		Material Company, Inc.

George A. Makris, Jr.	48	President, M. K.	1997	22,150 [g]	*
		Distributors, Inc.
		(Beverage Distributor)

J. Thomas May	58	Chairman, President and Chief	1987	328,812 [h]	2.29%
		Executive Officer of the
		Company; Chairman and Chief
		Executive Officer of Simmons
		First National Bank

Harry L. Ryburn	69	Orthodontist	1976	2,583 [i]	*

Henry F. Trotter, Jr.	67	President, Trotter	1995 [j]	41,954 [k]	*
		Ford, Inc. and President,
		Trotter Auto, Inc.
__________________
* The shares beneficially owned represent less than 1% of the outstanding common shares.

                [a]  All persons have been engaged in the occupation listed for at least five years.

                [b]  “Beneficial ownership” of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

                [c]  Mr. Clark is the general partner in a family limited partnership which owns 1,600 shares which are attributable to him.

                [d] Mr. Cosse’ owns 832 shares jointly with his spouse.

                [e]  Prior to his election in 1995, Mr. Hutt had served as a director from 1976 through 1992.

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                [f]  Mr. Hutt owned of record 60,708 shares; and 13,800 shares were owned by his wife.

                [g]  Mr. Makris owned of record 7,200 shares; 2,000 shares were held in his IRA; 8,650 shares were held as custodian for his minor children; 2,300 shares were held in his wife’s IRA; 2,000 shares are held in the M-K Distributors’ Profit Sharing Trust of which Mr. Makris is a trustee with shared dispositive and voting power.

                [h]   Mr. May owned of record 115,419 shares; 18,506 shares were held in his IRA account; 972 shares were owned by his wife; 465 shares were owned by his stepchildren; 15,450 shares were held in his fully vested account in the ESOP; and 178,000 shares were deemed held through exercisable stock options.

                [i]   Dr. Ryburn and his wife are general partners in a family limited partnership which owns 123,624 shares pursuant to which 2,472 shares held by the partnership are attributable to Dr. Ryburn and 111shares are held by Greenback Investment Club which are attributable to Dr. Ryburn.

                [j]  Prior to his election in 1995, Mr. Trotter had served as a director from 1973 through 1992.

                [k]  Mr. Trotter owned of record 28,664 shares and 13,290 shares were owned by Bluff City Leasing, Inc., of which Mr. Trotter is President.

Committees and Related Matters

                During 2004, the Board of Directors of the Company maintained and utilized the following committees: Executive Committee, Audit & Security Committee, and Nominating, Compensation and Corporate Governance Committee.

                During 2004, the Audit & Security Committee was composed of David R. Perdue, Lara F. Hutt, III, George A. Makris, Jr. and William E. Clark. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2004, this Committee met 11 times.

                The Nominating, Compensation and Corporate Governance Committee composed of Harry L. Ryburn (Chairman), William E. Clark, George A. Makris, Jr., Henry F. Trotter, Jr., W. E. Ayres (Advisory Director) and Jerry Watkins (Advisory Director). During 2004, the Nominating, Compensation and Corporate Governance Committee met 5 times.

                The Company encourages all board members to attend the annual meeting. Historically, the directors of the Company and its subsidiaries are introduced and acknowledged at the annual meeting. All of the directors attended the Company’s 2004 annual meeting

                The Board of Directors of the Company met 7 times during 2004, including regular and special meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of all committees on which such director served.

Certain Transactions

                From time to time, Simmons First National Bank, Simmons First Bank of Russellville, Simmons First Bank of South Arkansas, Simmons First Bank of Jonesboro, Simmons First Bank of Searcy, Simmons First Bank of Northwest Arkansas, Simmons First Bank of El Dorado, N.A. and Simmons First Bank of Hot Springs, banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, employees and members of their immediate families, and from time to time directors, officers and employees and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

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Director Compensation

                The Directors receive a monthly retainer of $700 plus $750 for each meeting of the Board attended. In addition, each Director who serves as a committee chairman receives $300 for each committee meeting attended and other Directors receive $200 for each committee meeting attended.

                Each Director is provided coverage under the Company’s group term life insurance program. Directors up to age 65 receive a death benefit of $50,000 and directors over 65 but less than 70 years of age receive a death benefit of $25,000. The policy doubles the death benefit in the case of accidental death. In addition, each Director is reimbursed for out of pocket expenses, including travel.

Communication with Directors

                Shareholders may communicate directly with the Board of Directors of the Company by sending correspondence to the address shown below. If the shareholder desires to communicate with a specific director, the correspondence should be addressed to such director. Any such correspondence addressed to the Board of Directors will be forwarded to the Chairman of the Board for review. The receipt of the correspondence and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to such director promptly after receipt by the Company. Each such director shall review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board of Directors at its next meeting, so that the appropriate action, if any, may be taken.

                Correspondence should be addressed to:

                Simmons First National Corporation
                Board of Directors
                Attention: (Chairman or Specific Director)
                P. O. Box 7009
                Pine Bluff, Arkansas 71611

                   NOMINATING, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

                During 2004, the Nominating, Compensation and Corporate Governance Committee (“NCCGC”) was composed of Harry L. Ryburn (Chairman), William E. Clark, George A. Makris, Jr., Henry F. Trotter, Jr., W. E. Ayres (Advisory Director) and Jerry Watkins (Advisory Director), all of whom are independent in accordance with the NASDAQ listing standards. The primary function of the NCCGC regarding nominations is to identify and recommend individuals to be presented for election or re-election as Directors.

Director Nominations and Qualifications

                The Board of Directors has not adopted a charter for the NCCGC, but has adopted by resolution certain corporate governance principles and procedures regarding nominations and criteria for proposing or recommending proposed nominees for election and re-election to the Board of Directors. The Board of Directors is responsible for recommending nominees for directors to the shareholders for election at the annual meeting. The Board has delegated the identification and evaluation of proposed nominees to the NCCGC, a committee of independent directors. The identification and evaluation of potential directors is a continuing responsibility of the committee. The committee has not in the past retained any third party to assist it in identifying candidates. A proposed director may be recommended to the Board at any time, however, a proposed nominee for director to be elected at the annual meeting must be presented to the Board of Directors for consideration not later than December 31 of the year immediately preceding such annual meeting.

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               The NCCGC has not set any minimum qualifications for a proposed nominee to be eligible for recommendation to be elected as a director. The corporate governance principles provide that the NCCGC shall consider the following criteria in evaluating proposed nominees for director:

•	Location of residence and business interests	•	Type of business interests
•	Age	•	Knowledge of financial services
•	Community involvement	•	High leadership profile
•	Ability to fit with the Company’s corporate culture	•	Equity ownership in the Company

               There is no specified order or weighting of the foregoing criteria. The NCCGC has been encouraged to seek geographic diversity of residence of the future nominees so that no more than 50% of the Directors are residents of Pine Bluff, Arkansas.

Nominations from Shareholders

               The NCCGC will consider nominees for the Board of Directors recommended by shareholders with respect to elections to be held at an annual meeting. In order for the NCCGC to consider recommending a shareholder proposed nominee for election at the annual meeting, the shareholder proposing the nomination must provide notice of the intention to nominate a director in sufficient time for the consideration and action by the NCCGC. While no specific deadline has been set for notice of such nominations, notice provided to the NCCGC by a shareholder on or before the deadline for submission of shareholder proposals for the next annual meeting (November 11, 2005 for the 2006 meeting) should provide adequate time for consideration and action by the NCCGC prior to the December 31 deadline for reporting proposed nominations to the Board of Directors . Proposed nominations submitted after such date will be considered by the NCCGC, but no assurance can be made that such consideration will be completed and committee action taken by the NCCGC in time for inclusion of the proposed director in the proxy solicitation for the next annual meeting.

               The notice of a shareholder’s intention to nominate a director must include:

•	information regarding the shareholder making the nomination, including name, address, and number of shares of SFNC that are beneficially owned by the shareholder;

•
a representation that the shareholder is entitled to vote at the meeting at which directors will be elected, and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
the name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC’s proxy rules if the person had been nominated for election by the Board of Directors;

•	a description of any arrangements or understandings between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is made; and

•	the consent of each such nominee to serve as a director if elected.

               The Chairman of the Board, other directors and executive officers may also recommend director nominees to the NCCGC. The committee will evaluate nominees recommended by shareholders against the same criteria, described above, used to evaluate other nominees.

EXECUTIVE COMPENSATION

               The tables below set forth the compensation for 2002, 2003 and 2004 of the Chief Executive Officer and the three highest paid executive officers of the Company whose salary exceeded $100,000 during 2004.

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	Summary Compensation Table

		Annual Compensation			Long Term Compensation

Name and Principal Position	Year	Salary($)	Bonus($)[a]	Other Annual Compen- sation[b] ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	All Other Compen- sation[c] ($)

J. Thomas May,	2004	$393,098	$133,326	$21,000	$0	0	$95,982
Chief Executive	2003	$353,730	$64,750	$11,400	$0	0	$81,665
Officer	2002	$327,654	$73,956	$9,700	$0	0	$79,336

Barry L. Crow,	2004	$164,600	$35,974	$0	$0	3,000	$14,676
Chief Operating	2003	$147,295	$32,375	$0	$0	0	$13,453
Officer	2002	$142,314	$38,035	$0	$0	0	$11,953

Robert A. Fehlman,	2004	$130,228	$26,507	$0	$0	3,000	$11,721
Chief Financial	2003	$112,372	$24,062	$0	$0	0	$9,578
Officer	2002	$100,297	$26,413	$0	$0	0	$7,812

Tommie Jones,	2004	$108,693	$23,669	$0	$0	2,000	$10,090
Senior Vice President	2003	$105,017	$21,000	$0	$0	0	$9,092
& H. R. Director	2002	$92,505	$22,187	$0	$0	0	$7,641
______________________

                [a] Generally, these amounts for 2003 and 2004 were earned pursuant to the Executive Incentive Program, which is described in the Compensation Committee Report on Executive Compensation. For years prior to 2003, these amounts were earned pursuant to the Simmons First National Corporation Incentive Compensation Program. Additionally, Mr. May received a cash bonus in the amount of $49,068 for the annual costs of a custom designed life insurance program.

                [b]  Fees paid to Directors for attendance at Board meetings of the Company and its subsidiaries.

                [c]  For 2004, this category includes for Mr. May contribution to the ESOP, $11,655, the Company’s matching contribution to the §401(k) Plan, $2,563, the accrual to his deferred compensation agreement, $80,999, and other life insurance premiums, $765; for Mr. Crow contribution to the ESOP, $11,655, the Company’s matching contribution to the §401(k) Plan, $2,563, and life insurance premiums, $458; for Mr. Fehlman contribution to the ESOP, $9,292, and the Company’s matching contribution to the §401(k) Plan, $2,043; and other life insurance premiums, $386 and for Ms. Jones contribution to the ESOP, $8,000, the Company’s matching contribution to the §401(k) Plan, $1,759, and life insurance premiums, $331. Certain additional personal benefits, including club memberships, are granted to officers of the Company, including the named executive officers; however, in the Company’s estimation the value of such personal benefits to the named executive officers does not exceed the lesser of $50,000 or 10% of the aggregate compensation of any such officer.

Deferred Compensation and Change in Control Arrangements

                One of the individuals named above, J. Thomas May, is a party to a deferred compensation agreement, under the terms of which Simmons First National Bank, agrees to pay to Mr. May, upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum of deferred compensation equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to him by the employer for the most recent five consecutive calendar years), less the accrued monthly benefit to such individual under the deferred annuity received upon the termination of the Company’s pension plan; such payments begin the month following retirement and continue for 120 consecutive months or until the individual’s death, whichever shall occur later.

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                Further, the deferred compensation agreement provides that, in the event of a change of control of the Company and the subsequent separation from service of Mr. May, eligibility to receive payments under the Agreement will be accelerated. In such circumstance, if Mr. May has attained age 60, the officer is entitled to commence receiving the specified monthly payments under the agreement immediately after separation from service, without any actuarial reduction due to age. If at such time he has not attained age 60, Mr. May will be entitled to immediately commence receiving 72 monthly payments equal to one twelfth (1/12) of fifty (50%) percent of the final average compensation, less the accrued monthly benefit to such individual then payable under the annuity received pursuant to the termination of the Company’s pension plan.

                The Company has entered into Executive Severance Agreements with twenty-one (21) of the key officers of the Company and its subsidiaries, including the Chief Executive Officer and the listed executive officers. These agreements are intended to give executives additional assurances concerning their continued employment in the event the Company were to engage in discussions concerning or consummate a transaction which involved a change in control of the Company. The Company concluded that it is in its best interests and its stockholders to provide certain assurances regarding continued employment of selected key officers to better assure that the Company will be able to properly evaluate any proposed transaction and to continue the Company’s operations during any transition period. The agreements, which are only effective for a period of up to two years after a change in control occurs, provide for severance benefits ranging from an amount equal to one year’s annual salary to an amount equal to twice the executive’s annual salary plus bonus but only if the executive separates from service under certain circumstances within the two year period.

Option/SAR Grants During the 2004 Fiscal Year

                The following table provides information on option/SAR grants to the named executive officers during 2004.

	Option/SAR Grants in Last Fiscal Year				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For the Option Term[a] 5%($) 10%($)
	Individual Grants

Name
	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date

J. Thomas May	—	—	—	—	—	—
Barry L. Crow	3,000	4.41%	$23.78	7/25/14	44,865	113,698
Robert A. Fehlman	3,000	4.41%	$23.78	7/25/14	44,865	113,698
Tommie Jones	2,000	2.94%	$23.78	7/25/14	29,910	75,798

__________________

                [a]  The sum in these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year End Option Values

                The following table sets forth information with respect to the named executive officers concerning unexercised options held as of December 31, 2004.

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Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) [a] Exercisable/ Unexercisable

J. Thomas May	9,000	$183,300	178,000 / 22,000	$2,871,100 / $370,150
Barry L. Crow	3,600	$46,500	19,400 / 6,000	$319,287 / $ 72,978
Robert A. Fehlman	400	$5,731	15,000 / 4,920	$246,542 / $ 54,807
Tommie Jones	1,320	$15,226	12,080 / 3,400	$180,987 / $ 38,557
____________________

                [a]  The Value Realized is computed using the difference between the market price upon the date of exercise and the option price. The Value of Unexercised In-the-Money Options at FY-End is computed using $28.95, the closing price on December 31, 2004.

Performance Graph

                The graph below shows a comparison of the cumulative total shareholder return (assuming reinvestment of dividends), as of December 31 of each year, for the Common Stock, the S&P 500 Index and the NASDAQ Bank Stock Index, assuming a $100 investment on December 31, 1999.

                Note: The results shown on the graph below are not indicative of future price performance.

Proxy Graph Data
	1999	2000	2001	2002	2003	2004
SFNC	$100	$94	$138	$161	$248	$266
NASDAQ Bank Index	$100	$114	$124	$127	$163	$186
S&P 500	$100	$91	$80	$62	$80	$89

Compensation Committee Report on Executive Compensation

                The NCCGC issued the following report on the general guidelines for executive compensation and the bases for establishing the compensation of the Chief Executive Officer:

General Compensation Guidelines for Executive Officers

                The Company currently utilizes a unitary compensation structure for its executive officers and the executive officers of its subsidiaries. The compensation program consists of four elements: Salary, Incentive Compensation, Stock Related Compensation, and Retirement Compensation.

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                The Company, after consultation with a nationally recognized compensation advisory firm, has established job grades and determined the value of each job within the Company. Subject to adjustment for unique factors affecting the job or the executive, the Company targets the midpoint of the market salary range for each job grade, as adjusted annually, as the guide for salaries for executive officers, who are satisfactorily performing their duties.

                The Simmons First National Corporation Executive Incentive Program provides compensatory incentives for executive officers to reinforce achievement of the financial goals of the Company, its subsidiary banks and the participating executives. The plan has two components, Base Profit Sharing Incentive (“Base Plan”) and Bonus Profit Sharing Incentive (“Bonus Plan”). The Base Plan establishes performance thresholds for the Company, each of the subsidiary banks and each of the participating executive officers. The performance thresholds for the Company are the prior year’s earnings per share and the current year’s targeted earnings per share. The performance thresholds for the subsidiary banks are the prior year’s net income and the current year’s targeted net income. The performance thresholds of the participating executives are based upon specific criteria affecting the performance of the Company or its subsidiaries within such officer’s area of responsibility. At the beginning of each year, participating executives are allocated incentive points, which are the basis of the executive’s participation within the program. Each such point allocated to an executive is assigned a maximum value of $100 under the Base Plan. The ultimate value of a point, if any, is based upon the achievement of the performance thresholds during the calendar year. The Bonus Plan allocates a discretionary amount (10% for 2004) of each affiliate bank’s income in excess of the current year’s targeted income, if any, into a bonus pool. The executive officers of the each affiliate and the executive officers of the Company, then share in the bonus pool based upon the points allocated.

                Stock related compensation may consist of incentive stock options, non-qualified options (with or without stock appreciation rights) or restricted shares of the Company’s stock. Over the years the Company has maintained several different stock option and stock incentive plans. The Company currently maintains an executive stock incentive plan which authorizes the granting of incentive stock options, non-qualified options (with or without stock appreciation rights) or restricted shares of the Company’s stock to certain executive officers. The plans are designed to provide an incentive for the participating executive officers to enhance the long term financial performance of the Company and the value of the Common Stock. Participation under these plans has been offered to those executive officers whose long term employment and job performance can significantly affect the continued profitability of the Company and its subsidiaries.

                The Company also maintains a Profit-Sharing/Employee Stock Ownership Plan and a §401(k) Plan to provide retirement benefits for substantially all of its employees, including its executive officers.

Bases for the Chief Executive Officer’s Compensation

                The compensation of the Chief Executive Officer is set by the NCCGC and approved by the Board of Directors. The committee and the Board examine the annual market analysis provided by the compensation consultant retained by the Company prior to setting his compensation. The committee emphasizes incentive compensation for the Chief Executive Officer, through the incentive compensation program and stock related compensation. In analyzing the compensation of the Chief Executive Officer, the committee evaluates his performance in managing the operations as well as the financial results of operations of the Company. Among the criteria examined are management and leadership, revenue growth, expense control, net earnings, market share, acquisition and expansion activities and other factors material to the job performance of the Chief Executive Officer.

                The Chief Executive Officer was allocated 890 points in the executive incentive program. For him, under the Base Plan the Company threshold was earnings per share. The personal thresholds for the Chief Executive Officer were based upon income, expense, loan growth, asset quality, return on equity and documentation exceptions. The Company’s earnings per share exceeded the previous year’s earnings per share but did not meet the Company’s budgeted performance threshold for 2004. The Chief Executive Officer satisfied his personal performance thresholds. Based upon the Company’s performance, each of the points awarded to the Chief Executive Officer were valued at $85.00 under the Base Plan. In addition, he earned $8,606 under the Bonus Plan. The total incentive compensation earned by the Chief Executive Officer for 2004 was $84,256.

                In addition, Simmons First National Bank maintains a deferred compensation agreement for the Chief Executive Officer, as a supplement to the retirement benefits available under the other plans. This agreement provides for a monthly benefit at age 65, or earlier upon death or disability, equal to 50% of the average monthly compensation of the executive officer during the prior five years and provides certain benefits, in the event of a change in control of the Company and the subsequent separation from service by the Chief Executive Officer.

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                Previously the Company had established a split dollar life insurance program to provide additional life insurance protection for the Chief Executive Officer. Due to compliance concerns related to certain provision of the Sarbanes Oxley Act, the Company terminated the split dollar life insurance program. The Company, having determined that the need for additional life insurance of the Chief Executive Officer was still present, pays to the Chief Executive Officer, as additional compensation, the annual costs (including income tax liability) for these life insurance policies.

Nominating, Compensation and Corporate Governance Committee

Harry L. Ryburn, Chairman	William E. Clark	George A. Makris, Jr.
Henry F. Trotter, Jr.	W. E. Ayres	Jerry Watkins

Compensation Committee Interlocks and Insider Participation

                During 2004, the NCCGC was composed of Harry L. Ryburn, William E. Clark, George A. Makris, Jr., Henry F. Trotter, Jr., W. E. Ayres (Advisory Director) and Jerry Watkins (Advisory Director). None of the committee members were employed as officers or employees of the Company during 2004. Prior to his retirement in 1995, W. E. Ayres, was previously employed by the Company in various capacities, including Chief Executive Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4 & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal year, provided to the Company by such persons, the Company has identified that Henry Trotter was late in filing two Form 4’s regarding purchase transactions made through a related corporation.

AUDIT & SECURITY COMMITTEE

                During 2004, the Audit & Security Committee was composed of David R. Perdue, Lara F. Hutt, III, George A. Makris, Jr. and William E. Clark. Each of the listed committee members are independent as defined in Rule 4200 of the NASDAQ listing requirements. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. This Committee met 11 times in 2004.

                The Board has determined that none of the members of the Audit & Security Committee meet the definition of “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit & Security Committee receives directly or has access to extensive information from reviews and examinations by the Company’s internal auditor, independent auditor and the various banking regulatory agencies having jurisdiction over the Company and its subsidiaries. The Company has not retained an audit committee financial expert to serve on the Board and the Audit & Security Committee because the Board believes that the present members of the committee have sufficient knowledge and experience in financial affairs to effectively perform their duties.

                The Company is required to obtain pre-approval by the Audit & Security Committee for all audit and permissible non-audit services obtained from the independent auditors. All services obtained from the independent auditors during 2004, whether audit services or permitted non-audit services, were pre-approved by the Audit & Security Committee. The Audit Committee has not adopted any additional pre-approval policies and procedures, but consistent with its charter, it may do so in the future.

                The Audit & Security Committee issued the following report concerning its activities related to the Company for the previous year:

                The Audit & Security Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2004 with management and BKD, LLP.

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                The Audit and Security Committee has reviewed management’s assertion of Internal Controls Over Financial Reporting and BKD’s related attestation report and communication.

                The Audit & Security Committee has discussed with BKD, LLP (“BKD”), its independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).

                The Audit & Security Committee has received the written disclosures and the letter from independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with BKD its independence.

                Based upon the foregoing review and discussions, the Audit & Security Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                In its analysis of the independence of BKD, the Audit and Security Committee considered whether professional services rendered by BKD to the Company, were compatible with maintaining the principal accountant’s independence during the previous fiscal year and were consistent with the pre-approval process.

Audit & Security Committee

David R. Perdue	Lara F. Hutt, III	George A. Makris, Jr.	William E. Clark

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                BKD, LLP (“BKD”) served as the Company’s auditors in 2004 and has been selected to serve in 2005. Representatives of BKD are expected to be present at the shareholders meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

                The aggregate fees billed to the Company for professional services rendered by BKD for the audit of the Company’s annual financial statements for the year ended December 31, 2004 and the reviews of the financial statements included in the Company’s Form 10-Q’s for 2004 were $289,340. The aggregate fees billed to the Company by BKD for such services in 2003 were $210,975.

Audit Related Fees

                The aggregate fees billed to the Company for professional services rendered by BKD for the audit related fees during 2004 were $46,580. The aggregate fees billed to the Company by BKD for such services in 2003 was $62,150. These services are primarily for the audits of employee benefit plans for which SFTC is a fiduciary and for the audit of the common trust funds maintained by SFTC.

Tax Fees

                The aggregate fees billed to the Company for professional services rendered by BKD for tax services and preparation of tax returns during 2004 were $71,555. The aggregate fees billed to the Company by BKD for such services in 2003 was $24,695.

All Other Fees

                There were no fees billed to the Company by BKD for services other than those set forth above.

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FINANCIAL STATEMENTS

                A copy of the annual report of the Company for 2004 on Form 10-K required to be filed with the Securities and Exchange Commission, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

PROPOSALS FOR 2006 ANNUAL MEETING

                Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2006 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 11, 2005. Shareholders who intend to present a proposal at the 2006 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than January 25, 2006. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

                Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 11, 2005

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PROXY BALLOT
SIMMONS FIRST NATIONAL CORPORATION
April 12, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 12, 2005

The undersigned hereby constitutes and appoints William C. Bridgforth, Barry L. Crow and Rita Gronwald as Proxies, each with the power of substitution, to represent and vote as designated on this proxy card all of the shares of common stock of Simmons First National Corporation held of record by the undersigned on February 4, 2005, at the Annual Meeting of Shareholders to be held on April 12, 2005, and any adjournment thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(1)	PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SEVEN.
___ FOR ___ AGAINST ___ ABSTAIN

(2)	ELECTION OF DIRECTORS (mark only one box)
___ FOR ALL NOMINEES
___ WITHHOLD AUTHORITY FOR ALL NOMINEES
___ WITHHOLD AUTHORITY FOR CERTAIN NOMINEES below whose names have been lined through:

William E. Clark	Lara F. Hutt, III	J. Thomas May	Henry F. Trotter, Jr.
Steven A. Cosse’	George A. Makris, Jr.	Dr. Harry L. Ryburn

(3)	Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned acknowledges receipt of this ballot, Notice of Annual Meeting, Proxy Statement, and Form 10-K.

______________________________________________	_________________
Signature(s) of Shareholder(s)	Date

______________________________________________	_________________
Signature(s) of Shareholder(s)	Date

IMPORTANT: Please date this proxy and sign your name exactly as your name appears and return promptly in the envelope provided.